                                                                 Exhibit 99
News
Release                                                            [TXU LOGO]
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1601 Bryan Street
Dallas, Texas  75201-3411

   TXU Corp. Announces Additional Debt and Capital Management Program Actions

DALLAS (September 15, 2004) - TXU Corp. (NYSE: TXU) announced today, as part of its debt and capital management program, cash tender offers for its equity-linked debt securities and convertible notes and, subject to market conditions and other factors, potential additional purchases of common stock.

Tender Offers
-------------

TXU Corp. is offering to purchase for cash (i) up to 11,433,285 of its outstanding Corporate Units, which represent 99.13% of its outstanding Corporate Units, for a purchase price subject to a minimum of $45.97 and a maximum of $52.28 per Corporate Unit, (ii) up to 8,700,000 of its outstanding Income PRIDES, which represent 98.86% of its outstanding Income PRIDES, for a purchase price subject to a minimum of $46.43 and a maximum of $52.50 per Income PRIDE, and (iii) any and all of its outstanding Floating Rate Convertible Senior Notes due 2033 for a purchase price subject to a minimum of $1,392.60 and a maximum of $1,597.40 per $1,000 principal amount of Convertible Senior Notes, plus accrued and unpaid interest on the Convertible Senior Notes. The purchase price for each of the offers will be determined based upon a formula, defined in the respective Offer to Purchase, that is based upon the volume weighted average price of TXU Corp.'s common stock. Subject to TXU Corp.'s right to extend each offer, the offers are scheduled to expire on October 13, 2004. Each Offer to Purchase has been filed with the Securities and Exchange Commission (SEC) by TXU Corp., and is publicly available on the SEC's web site at www.sec.gov.

The table below sets forth the total stated amount of equity-linked debt securities outstanding and the total principal amount of convertible notes outstanding, as well as the related number of shares of TXU Corp. common stock as of September 14, 2004.

-------------------- ------------- ------------------------------- --------------------------- ----------------------
                                                                                                      Related No. of
                     NYSE                                                       Stated Amount          Common Shares
CUSIP No.            Symbol         Security Description                         ($ millions)            (millions)
-------------------- ------------- ------------------------------- --------------------------- ----------------------
873168 50 4          TXU PrC       Corporate Units                                       $577                   12.6
-------------------- ------------- ------------------------------- --------------------------- ----------------------
873168 88 4          TXU PrD       Income PRIDES                                         $440                    8.6
-------------------- ------------- ------------------------------- --------------------------- ----------------------
                                                                                                      Related No. of
                                                                             Principal Amount          Common Shares
CUSIP No.            Security Description                                        ($ millions)             (millions)
-------------------- --------------------------------------------- --------------------------- ----------------------

873168 AD 0          Floating Rate Convertible Senior Notes due                          $525                   15.2
873168 AE 8          2033
-------------------- --------------------------------------------- --------------------------- ----------------------
 Totals                                                                                $1,542                   36.4
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

None of these tender offers is conditioned on any minimum number of securities being tendered or the completion of any other tender offer. Each tender offer is, however, subject to other conditions discussed in the respective Offer to Purchase.

This release is merely a notification that the tender offers exist and is not an offer for the tender of such securities. If you are interested in participating in any of these tender offers, you should review all of the information regarding the terms and conditions of such tender offer in the applicable Offer to Purchase and related documentation. For additional information or for copies of documents, you may call D.F. King & Co., Inc., the information agent, at
(212) 269-5550 or toll-free at (800) 714-3312. The co-dealer managers for the tender offers are identified below.




               The co-dealer managers for the tender offers are:

   BANC OF AMERICA SECURITIES LLC           MERRILL LYNCH & CO.
   Toll Free: (888) 583-8900 x2200          Toll Free: (888) 654-8637

   GOLDMAN, SACHS & CO.                     UBS SECURITIES LLC
   Toll Free: (877) 686-5059                Toll Free: (888) 722-9555 x4210



Debt and Capital Management Program
-----------------------------------

The tender offers and the potential for additional common stock repurchases are part of TXU Corp.'s debt and capital management program geared toward increasing value and reducing risks. Pursuant to this program, TXU Corp. has to the date of this release repurchased all $750 million principal amount of the exchangeable preferred membership interests of TXU Energy Company LLC, $423 million principal amount of equity-linked debt securities, $1.39 billion principal amount of debt securities and 29 million shares of its common stock at an aggregate cost of $1.15 billion. The exchangeable preferred membership interests and equity-linked debt securities repurchased represented an aggregate 66.3 million shares of potential common stock issuances. In addition, $1.7 billion of debt was assumed by the purchaser of TXU Australia, further reducing debt. TXU Corp. may repurchase up to an additional 10 million shares of its common stock, subject to market conditions and other factors. TXU Corp. has used, and expects to continue to use, proceeds from asset sales, cash from operations and short-term borrowings (which TXU Corp. has repaid, or intends to repay, with proceeds from asset sales and/or cash from operations) to fund these repurchases. In addition, TXU Corp. used proceeds from the issuance of $800 million floating rate notes by TXU Energy Company LLC and the issuance of $790 million transition bonds by TXU Electric Delivery Transition Bond Company LLC to fund some of the repurchases made to date.

TXU Corp.'s debt and capital management program is intended to strengthen TXU Corp.'s balance sheet and financial flexibility. As a part of its capital management and restructuring program and considering current business and market conditions, TXU Corp.'s management is evaluating whether it should recommend to the TXU Corp. Board of Directors that they reevaluate TXU Corp.'s current common stock dividend policy. TXU Corp. cannot predict the outcome of management's evaluation, when, if at all, management would make a recommendation to the Board of Directors to change the current common stock dividend policy, or what management's recommendation might be. In addition to any recommendation from management, the Board of Directors may consider other relevant factors in determining if and when to make a change in TXU Corp.'s common stock dividend policy.

TXU Corp., a Dallas-based energy company, manages a portfolio of competitive and regulated energy businesses in North America, primarily in Texas. In TXU Corp.'s unregulated business, TXU Energy Retail provides electricity and related services to more than 2.6 million competitive electricity customers in Texas, more customers than any other retail electric provider in the state. TXU Power owns and operates over 18,300 megawatts of generation in Texas, including 2,300 MW of nuclear-fired and 5,837 MW of lignite/coal-fired generation capacity. TXU Corp. is also the largest purchaser of wind-generated electricity in Texas and among the top five purchasers in North America. TXU Corp.'s regulated electric distribution and transmission business, TXU Electric Delivery Company, complements the competitive operations, using asset management skills developed over more than one hundred years, to provide reliable electricity delivery to consumers. TXU Electric Delivery operates the largest distribution and transmission system in Texas, providing power to 2.9 million electric delivery points over more than 98,000 miles of distribution and 14,000 miles of transmission lines. TXU Corp. has agreed to sell TXU Gas Company, its largely regulated natural gas transmission and distribution business in Texas. The transaction is expected to close by the end of 2004, subject to the satisfaction of customary closing conditions and the buyer obtaining some state regulatory approvals. Visit www.txucorp.com for more information about TXU Corp.


                           FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in TXU Corp.'s SEC filings on Forms 10-K and 10-Q. In addition to the risks and uncertainties set forth in TXU Corp.'s SEC filings on Forms 10-K and 10-Q, the forward-looking statements in this release could be affected by the ability of the purchaser to obtain all necessary governmental and other approvals and consents for the acquisition of TXU Gas Company and the ability of TXU Corp. to implement the initiatives that are part of its restructuring, operational improvement and cost reduction program, and the terms under which TXU Corp. executes those transactions or initiatives.

                                      -END-

Media:             Investor Relations:
Carol Peters       Tim Hogan             Bill Huber            Angelika Torres
214-812-5924       214-875-9275          214-875-8301          214-875-8302